                                                                     EXHIBIT 3.4

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       of

                          THE CONNECTICUT WATER COMPANY



         FIRST:   The name of the corporation is THE CONNECTICUT WATER
COMPANY (the "Corporation").

         SECOND: The Corporation is to be located in the Town of Clinton, County of Middlesex and State of Connecticut.

         THIRD: The nature of the business to be transacted by the Corporation shall be that of a water company and any other business permitted to be transacted by a corporation formed under the Connecticut Business Corporation Act, and the Corporation may engage in any lawful act or activity for which corporations may be formed under the Connecticut Business Corporation Act. The Corporation shall have all of the powers granted to business corporations under the Connecticut Business Corporation Act. In addition, the Corporation shall have all of the powers, rights and franchises granted to Connecticut public service companies or water companies generally, or specially granted to the Corporation or any company from which the Corporation has acquired such powers, rights and franchises through merger, acquisition or otherwise (such companies hereinafter referred to as "constituent companies"), by the provisions of the Connecticut General Statutes or Connecticut Special Acts, including, without limitation, the powers, rights and franchises, whether of a public or private nature, and the special rights, privileges and immunities, to engage in any business and to carry on its business in any area granted to the Corporation or its constituent companies by the provisions of the Connecticut Special Acts listed in Exhibit A to this Certificate of Incorporation, any other Connecticut Special Acts now or hereafter granted to or acquired by the Corporation or any companies which may now or hereafter be constituent companies of the Corporation, and any supplements or amendments to any of said Connecticut Special Acts, and the Corporation shall continue to be entitled to such franchises and special rights, privileges and immunities without reciting such provisions in this Certificate of Incorporation.

         FOURTH: The Board of Directors of the Corporation, when evaluating any offer of another party (i) to make a tender or exchange offer for any equity security of the Corporation, (ii) to merge or consolidate the Corporation with or into another corporation, or (iii) to purchase or otherwise acquire all or a substantial part of the properties and assets of the Corporation or any of its subsidiaries, may, in connection with the exercise of its judgment in determining what it reasonably believes is in the best interests of the Corporation as a whole, give consideration to all such factors as the Board of Directors determines to be relevant, including, without limitation:

                  1. interests of the Corporation's stockholders, long-term as well as short- term, including the possibility that those interests may be best served by the continued independence of the Corporation;

                  2. the interests of the customers of the Corporation;

                  3. whether the proposed transaction might violate federal or state law;

                  4. the form and amount of consideration being offered in the proposed transaction not only in relation to the then-current market price for the outstanding capital stock of the Corporation, but also in relation to the market price for the capital stock of the Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the Corporation or Connecticut Water Service, Inc. as a whole or in part to either public or private entities or through orderly liquidation, the estimated further value of the Corporation, the premiums over market price paid for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices, and the Corporation's financial condition and future prospects; and

                  5. the social, legal and economic effects upon employees, customers, suppliers and others having similar relationships with the Corporation or Connecticut Water Service, Inc., and the communities in which the Corporation and Connecticut Water Service, Inc. conduct business, including, without limitation, the public interest obligations imposed on the Corporation as an operating public utility and the effect or impact of any such transaction on the ability of the Corporation, any subsidiaries or any successor entity to provide prudent, adequate and effective water supply service to the areas served by the Corporation.

         In connection with such evaluation, the Board of Directors may conduct such investigations and engage in such legal proceedings as the Board of Directors may determine.

         FIFTH: The personal liability of any person who is or was a Director of the Corporation to the Corporation or its stockholders for monetary damages for breach of duty as a Director is hereby limited to the amount of the compensation received by the Director for serving the Corporation during the year or years in which the violation occurred so long as such breach did not (i) involve a knowing and culpable violation of law by the Director, (ii) enable the Director or an associate, as defined in Section 33-840 of the Connecticut General Statutes, to receive an improper personal economic gain, (iii) show a lack of good faith and a conscious disregard for the duty of the Director to the Corporation under circumstances in which the Director was aware that his or her conduct or omission created an unjustifiable risk of serious injury to the Corporation, (iv) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the Director's duty to the Corporation, or (v) create liability under Section 33-757 of the Connecticut General Statutes. Any lawful repeal or modification of this provision of the Certificate of Incorporation of the Corporation by the stockholders and the Board of Directors of the Corporation shall not adversely affect any right or protection of a person who is or was a Director of the Corporation existing at or prior to the time of such repeal or modification.

         SIXTH: A. The Corporation shall, to the fullest extent permitted by law, indemnify its Directors from and against any and all of the liabilities, expenses and other matters referred to in or covered by the Connecticut Business Corporation Act. In furtherance and not in limitation thereof, the Corporation shall indemnify each Director for liability, as defined in subsection (5) of
Section 33-770 of the Connecticut General Statutes, to any person for any action taken, or any failure to take any action, as a Director, except liability that
(i) involved a knowing and culpable violation of law by the Director, (ii) enabled the Director or an associate, as defined in Section 33-840 of the Connecticut General Statutes, to receive an improper personal economic gain,
(iii) showed a lack of good faith and a conscious disregard for the duty of the Director to the Corporation under circumstances in which the Director was aware that his or her conduct or omission created an unjustifiable risk of serious injury to the Corporation, (iv) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the Director's duty to the Corporation, or (v) created liability under Section 33-757 of the Connecticut General Statutes; provided that nothing in this sentence shall affect the indemnification of or advance of expenses to a Director for any liability stemming from acts or omissions occurring prior to the effective date of this Article SIXTH.

         The Corporation shall indemnify each officer of the Corporation who is not a Director, or who is a Director but is made a party to a proceeding in his or her capacity solely as an officer, to the same extent as the Corporation is permitted to provide the same to a Director, and may indemnify such persons to the extent permitted by Section 33-776 of the Connecticut General Statutes.

         The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

         B. Expenses incurred by a Director or officer of the Corporation in defending a civil or criminal action, suit or proceeding shall be paid for or reimbursed by the Corporation to the fullest extent permitted by law in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if it shall be ultimately determined that such Director or officer is not entitled to be indemnified by the Corporation.

         C. The Corporation may indemnify and pay for or reimburse the expenses of employees and agents not otherwise entitled to indemnification pursuant to this Article SIXTH on such terms and conditions as may be established by the Board of Directors.

         D. No amendment to or repeal of this Article SIXTH shall apply to or have any effect on the indemnification of any Director, officer, employee or agent of the Corporation for or with respect to any acts or omissions of such Director, officer, employee or agent occurring prior to such amendment or repeal, nor shall any such amendment or repeal apply to or have any effect on the obligations of the Corporation to pay for or reimburse in advance expenses incurred by a Director, officer, employee or agent of the Corporation in defending any action, suit or proceeding arising out of or with respect to any acts or omissions occurring prior to such amendment or repeal.

         SEVENTH: The amount of the capital stock of the Corporation hereby authorized is (a) $5,000,000, divided into 50,000 shares of Cumulative Preferred Stock of the par value of $100 each, and (b) 1,000,000 shares of Common Stock without par value.

         A. The voting powers, restrictions and qualifications of the Common Stock shall be as follows:

                  1. The holders of the Common Stock shall each be entitled to one (1) vote per share.

                  2. No holder of Common Stock shall be entitled as such as a matter of right to subscribe for or purchase any part of any stock of any class of the Corporation or securities convertible into such stock now or hereafter authorized or issued.

         B. The general preferences, voting powers, restrictions and qualifications of the Cumulative Preferred Stock of the par value of $100 per share (hereinafter called the "Preferred Stock") shall be as follows:

                  1. Authorized Amount of Preferred Stock. The authorized amount of Preferred Stock subject to this Article SEVENTH, unless increased in accordance with the provisions of this Certificate of Incorporation, shall be $5,000,000, consisting of 50,000 shares of the par value of $100 per share. Said shares may, subject to the provisions of this Article

SEVENTH, be issued from time to time in one or more series in such amounts, on such terms and for such considerations as may be determined and authorized by the requisite vote of the stockholders or of the Board of Directors. The series designation, dividend rate, redemption prices, and other special rights, if any, of each series of the Preferred Stock shall be as determined and authorized by the requisite vote of the stockholders or of the Board of Directors.

         All shares of Preferred Stock shall be of equal rank with each other, regardless of series, and all shares thereof shall be identical except as to the above referenced special rights, and in respect to any or all of which there may be variation between different series as fixed and determined by the requisite vote of the stockholders of the Board of Directors. All shares of Preferred Stock of any one series shall be identical with each other in all respects.

                  2. Dividends. The holders of any series of the Preferred Stock shall receive, when declared by the Board of Directors, preferential dividends at the rate provided for such series and payable quarterly on such dividend payment dates in each year as the stockholders or said Board may determine, such dividends to be payable to Preferred Stockholders of record on such dates as may be fixed by vote of the stockholders or of the Board of Directors, but not more than forty-five (45) days before each dividend payment date.

         Dividends on each share of the Preferred Stock shall be cumulative from the date of issue thereof or from such date as the stockholders or Board of Directors may determine.

         Unless full cumulative dividends to the last preceding dividend payment date shall have been paid or set apart for payment on all outstanding shares of Preferred Stock, no dividend (other than a dividend in shares of junior stock) shall be paid on any junior stock. The term "junior stock" as used herein means Common Stock or any other stock of the Corporation subordinate to the Preferred Stock in respect of dividends or payments in liquidation.

         So long as any shares of the Preferred Stock shall be outstanding, the Corporation will not apply any sum to the redemption, retirement or purchase of any share of any junior stock nor to the payment of any dividend or other disbursement thereon (exclusive of dividends payable in its junior stock), if, after such application shall have been made, the aggregate of such sum and all sums so applied since December 31, 1974, would exceed the aggregate of its net income since said date (treated as one accounting period), plus $500,000; provided, however, that nothing herein contained shall be construed so as to prevent the Corporation from retiring any shares of its junior stock in exchange for the issue of additional shares of its junior stock, or from redeeming, retiring or from purchasing shares of its junior stock to the extent of the cash proceeds received from the sale of any such additional shares.

         So long as any shares of the Preferred Stock shall be outstanding the Corporation will not limit or restrict the payment of dividends on, or the making of any sinking fund payments on account of, any series of the Preferred Stock unless an amount equal to the total of the dividend requirement and sinking fund requirement on all outstanding shares of Preferred Stock for a period of one (1) year is excluded from such limitation or restriction on the payment of dividends or the making of sinking fund payments.

                  3. Redemption or Purchase of Preferred Stock. Except as may be otherwise provided with respect to any particular series of the Preferred Stock, all or any part of any series of the Preferred Stock at any time outstanding may be redeemed by vote of the Board of Directors at any time or by the operation of a sinking fund, if any, at the then current redemption price provided for such series and in the manner hereinbelow provided and without redeeming any part or all of any other series of the Preferred Stock. If less than all of any series of the Preferred Stock is to be redeemed, the transfer agent shall determine by lot or in some other proper manner approved by the Board of Directors the shares of such series of Preferred Stock to be redeemed.

         Except for redemption effected by the operation of a sinking fund, no redemption of less than all of the Preferred Stock outstanding shall be made without setting aside an amount equal to the dividends accumulated to the dividend payment date next following the redemption date fixed in such call on all of the Preferred Stock then outstanding and not called, or to such redemption date, if such date is a dividend payment date.

         The sums payable in respect of any Preferred Stock to be redeemed shall be payable at the office of a Connecticut incorporated bank or trust company in good standing having a capital and surplus of not less than $1,000,000. Notice of the redemption, stating the redemption date and the place where the redemption price of the stock to be redeemed is payable, shall be mailed not less than thirty (30) days before the redemption date to each holder of stock so to be redeemed at his address as it appears upon the books of the Corporation.

         The Corporation shall, before the redemption date, deposit with said bank or trust company all sums payable with respect to the Preferred Stock so called. After such mailing and deposit the holders of the Preferred Stock to be redeemed shall cease to have any right to future dividends or other rights or privileges as stockholders in respect of such stock and shall be entitled to look for payment on and after the redemption date only to the sums so deposited with said bank or trust company for their respective accounts. Stock so redeemed may be reissued but only subject to the limitations imposed by this Article SEVENTH upon the issue of Preferred Stock.

         Except as may be otherwise provided with respect to any particular series of the Preferred Stock at any time when there is no default in the payment of any dividend on the Preferred Stock and there is no event of default within the meaning of Subparagraph 5 of Paragraph B of this Article SEVENTH, the Corporation may purchase all or any of the then outstanding shares of the Preferred Stock of any series upon the best terms reasonably obtainable, but not exceeding the then current redemption price of such shares.

                  4. Amounts Payable on Liquidation. The holders of any series of the Preferred Stock shall receive upon any voluntary liquidation, dissolution or winding-up of the Corporation the then current redemption price (other than any sinking fund redemption price) of the series in question and if such action is involuntary, $100 per share, plus in each case all dividends accrued and unpaid to the date of such payment, before any payment in liquidation is made on any junior stock.

         If the net assets of the Corporation available for distribution on liquidation to the holders of the Preferred Stock shall be insufficient to pay said amount in full, then such net assets shall be distributed pro rata among the holders of the Preferred Stock to the extent available.

                  5. Voting Powers. Except as provided in this Article SEVENTH and as provided by law, the holders of the Preferred Stock shall have no voting power or right to notice of any meeting.

         Whenever dividends on any share of the Preferred Stock shall be in arrears in an amount equal to or exceeding four (4) quarterly dividend payments, or whenever the Corporation shall fail to meet fully any sinking fund obligation of any series of the Preferred Stock, or whenever there shall have occurred some default in the observance of any of the provisions of this Article SEVENTH, or some default on which action has been taken by debenture holders, bondholders or the trustee of any deed of trust or indenture of mortgage of the Corporation, or whenever the Corporation shall have been declared bankrupt or a receiver of its property shall have been appointed (any of said conditions being herein called an "event of default"), then the holders of the Preferred Stock shall be given notice of all stockholders' meetings and shall have the right, voting together as a class, to elect the largest number of Directors constituting a minority of the members of the Board of Directors of the Corporation, but in not event less than two (2). After all arrears of dividends shall have been paid and all sinking fund obligations shall have been fully met, and any event of default shall have terminated, all the rights and powers of the holders of the Preferred Stock to receive notice and to so vote shall continue for one (1) year thereafter but shall at the end of such one (1) year period, cease, subject to being again revived on any subsequent event of default.

         When the holders of the Preferred Stock shall have acquired the right to elect a minority of the Board of Directors, or such right shall cease, the Corporation shall, promptly after the first delivery to the Corporation of a written request therefor by any stockholder, cause a meeting of the stockholders to be held not less than forty-five (45) days nor more than ninety (90) days after the delivery of such request for the purpose of electing a new Board of Directors. Forthwith, upon the election and qualification of the new Board of Directors, the terms of office of the existing Directors shall terminate.

                  6. Action Requiring Consent of Preferred Stockholders. The dividend rate or the amounts payable upon redemption or liquidation with respect to any share of the Preferred Stock outstanding shall not be reduced without the consent of the holder of such share.

         Without the consent of the holders of two-thirds (2/3) of the total number of shares of the Preferred Stock outstanding, the Corporation shall not:

                           (a) Change the general preferences, voting powers,
restrictions and qualifications of the Preferred Stock, but no other consent shall be required for such a change.

                           (b) Issue any additional shares, or reissue any
reacquired shares, of Preferred Stock or of any other stock ranking on a parity with the Preferred Stock as to dividends or assets, for any purpose other than to refinance Preferred Stock or stock ranking on a parity with Preferred Stock as to dividends or assets at the time outstanding to an amount not exceeding the aggregate amount payable thereon upon involuntary liquidation, unless:

                                    (i) the gross income of the Corporation
(computed in accordance with the Uniform Systems of Accounts prescribed by the Department of Public Utility Control of the State of Connecticut or any regulatory body which may succeed to the jurisdiction of said Department of Public Utility Control) for twelve (12) consecutive calendar months ending not more than ninety (90) days before the date of such issuance is equal to at least one and one-half (1 1/2) times the aggregate of the annual interest charges on all outstanding long-term indebtedness of the Corporation (excluding interest charges on such indebtedness to be retired by the application of the proceeds from the issuance of such shares) and the annual dividend requirements on all Preferred Stock (including dividend requirements on any class of stock ranking on a parity with the outstanding Preferred Stock, as to dividends or assets), which will be outstanding immediately after the issuance of such shares; and

                                    (ii) immediately after the issuance of such
shares the aggregate of (A) the par value of the Corporation's Preferred Stock and (B) the principal amount of all long-term indebtedness, is not more than seventy percent (70%) of the aggregate of (x) the principal amount of all long-term indebtedness, (y) the par value of, or stated capital represented by the Corporation's outstanding Preferred Stock and junior stock, and (z) the amount of the Corporation's surplus (both capital and earned ) as stated on the Corporation's books.

                  7. Merger, Consolidation or Sale of All Assets. With the approval of the holders of that number of shares of the Preferred Stock as may be required by law, the Corporation may merge or consolidate with or be merged into any other corporation, or sell or mortgage substantially all of its assets subject to the provisions, if any, of any indenture of mortgage or deed of trust or charter of the Corporation, or of any applicable law, provided that no such merger or consolidation may be effected if as a result thereof any shares of stock ranking prior to the Preferred Stock as to dividends or assets would be and remain outstanding.

                  8. No Preemptive Right. The holders of the Preferred Stock shall have no preemptive right to subscribe to any future issue of additional shares of the Preferred Stock or of any other preferred stock or of Common Stock or of any other class of stock now or hereafter authorized, or to any future issue of bonds, debentures, notes or other evidences of indebtedness, whether or not convertible into stock.

                  9. Immunity of Directors, Officers and Agents. No Director, officer or agent of the Corporation shall be held personally responsible for any action taken in good faith though subsequently adjudged to be in violation of this Article SEVENTH.

                  10. Transfer Agent. The Corporation shall always have at least one (1) transfer agent for the Preferred Stock, which may be the Corporation or a Connecticut incorporated bank or trust company of good standing having a capital and surplus of not less than $1,000,000.

         EIGHTH: Reference in this Certificate of Incorporation to a provision of the General Statutes of Connecticut or any provision of Connecticut law set forth in such Statutes is to such provision of the General Statutes of Connecticut, Revision of 1958, as amended, or the corresponding provision(s) of any subsequent Connecticut law. Reference in this Certificate of Incorporation to a provision of the Connecticut Business Corporation Act is to such provision of the codification in the Connecticut General Statutes of the Connecticut Business Corporation Act, as amended, or the corresponding provision(s) of any subsequent Connecticut law. Reference in this Certificate of Incorporation to a provision of the Internal Revenue Code is to such provision of the Internal Revenue Code of 1986, as amended, or the corresponding provision(s) of any subsequent federal income tax law.

                                           Exhibit A to the Amended and Restated
                                                 Certificate of Incorporation of
                                                   The Connecticut Water Company


                        TABLE OF CONNECTICUT SPECIAL ACTS
                    GRANTING RIGHTS, POWERS AND FRANCHISES TO
                          THE CONNECTICUT WATER COMPANY
                          AND ITS CONSTITUENT COMPANIES


TITLE                         DATE OF               VOLUME OF THE     PAGE
                              APPROVAL              COMPILED
                                                    SPECIAL LAWS
                                                    OF
                                                    CONNECTICUT
                                                    OR
                                                    CONNECTICUT
                                                    SPECIAL ACTS

1.       THE CONNECTICUT WATER COMPANY, FORMERLY THE CONNECTICUT
         WATER AND GAS COMPANY

An Act Incorporating The
Connecticut Water and Gas
Company                       07/23/1945            Vol. XXIV         P. 741

An Act Amending the Charter
of The Connecticut Water
Company                       05/22/1957            Vol. XXVIII       P. 404

2.       THE MADISON WATER COMPANY
Incorporating The Madison
Water Company                 04/19/1893            Vol. XI           P. 253

Amending the Charter of the
Guilford Water Company        03/29/1895            Vol. XII          P. 115

3.       THE CHESTER WATER SUPPLY COMPANY

Incorporating The Chester
Water Supply Company          07/06/1895            Vol. XII          P. 607

TITLE                         DATE OF               VOLUME OF THE     PAGE
                              APPROVAL              COMPILED
                                                    SPECIAL LAWS
                                                    OF
                                                    CONNECTICUT
                                                    OR
                                                    CONNECTICUT
                                                    SPECIAL ACTS


Amending the Charters of the  05/03/1901            Vol. XIII         P. 758
Deep River Water Supply
Company and The Chester
Water Supply Company

4.       DEEP RIVER WATER SUPPLY COMPANY

Incorporating the Deep River  07/04/1895            Vol. XII          P. 601
Water Supply Company

Amending the Charters of the  05/03/1901            Vol. XIII         P. 758
Deep River Water Supply
Company and The Chester
Water Supply Company

5.       CLINTON WATER COMPANY

Incorporating the Clinton     04/14/1893            Vol. XI           P. 241
Water Company

Amending the Charter of the   03/29/1895            Vol. XII          P. 115
Guilford Water Company

6.       THE CHESTER WATER COMPANY

Amending the Charters of the  07/11/1907            Vol. XV           P. 354
Guilford Water Company and
The Chester Water Company

7.       GUILFORD WATER COMPANY

Incorporating the Guilford    03/16/1893            Vol. XI           P.  58
Water Company

TITLE                            DATE OF               VOLUME OF THE     PAGE
                                 APPROVAL              COMPILED
                                                       SPECIAL LAWS
                                                       OF
                                                       CONNECTICUT
                                                       OR
                                                       CONNECTICUT
                                                       SPECIAL ACTS

Amending the Charter of the      03/29/1895            Vol. XII          P. 115
Guilford Water Company

Amending the Charters of the     07/11/1907            Vol. XV           P. 354
Guilford Water Company and
The Chester Water Company

8.       GUILFORD-CHESTER WATER COMPANY

An Act Authorizing the           05/24/1923            Vol. XIX          P. 257
Guilford-Chester Water
Company to Issue Bonds

An Act Concerning Increase of    06/22/1927            Vol. XX           P. 360
Capital Stock of the Guilford-
Chester Water Company

An Act Authorizing the           06/12/1929            Vol. XX           P. 865
Guilford-Chester Water
Company to Increase its
Capital Stock

An Act Authorizing the           06/17/1935            Vol. XXII         P. 314
Guilford-Chester Water
Company to Increase its
Capital Stock

An Act Amending the Charter      06/02/1955            Vol. XXVII        P. 206
of Guilford-Chester Water
Company, Concerning
Issuance of Stock and Bonds

TITLE                            DATE OF               VOLUME OF THE     PAGE
                                 APPROVAL              COMPILED
                                                       SPECIAL LAWS
                                                       OF
                                                       CONNECTICUT
                                                       OR
                                                       CONNECTICUT
                                                       SPECIAL ACTS

9.       THE NAUGATUCK WATER COMPANY

Incorporating The Naugatuck      05/19/1887            Vol. X            P. 751
Water Company

Authorizing The Naugatuck        05/25/1893            Vol. XI           P. 385
Water Company to Increase its
Capital Stock

Amending the Charter of The      07/06/1895            Vol. XII          P. 622
Naugatuck Water Company

Increasing the Capital Stock of  03/28/1901            Vol. XIII         P. 640
The Naugatuck Water
Company

Authorizing an Increase in the   03/13/1909            Vol. XV           P. 719
Capital Stock of The
Naugatuck Water Company

An Act Authorizing The           06/16/1937            Vol. XXII         P. 868
Naugatuck Water Company to
Increase its Capital Stock and
Validating Previous Stock
Issues

An Act Authorizing The           09/24/1953            Vol. XXVI         P. 876
Naugatuck Water Company to
Increase its Capital Stock

An Act Concerning the            12/20/1955            Vol. XXVII        P. 764
Charter of The Naugatuck
Water Company, Concerning
the Borrowing of Money

TITLE                            DATE OF               VOLUME OF THE     PAGE
                                 APPROVAL              COMPILED
                                                       SPECIAL LAWS
                                                       OF
                                                       CONNECTICUT
                                                       OR
                                                       CONNECTICUT
                                                       SPECIAL ACTS

10.      BROAD BROOK WATER COMPANY

An Act Concerning Creation       06/16/1959            Vol. XXIX         P. 351
of the Broad Brook Water
Company

An Act Amending the Charter      04/25/1961            Vol. XXX          P.  21
of the Broad Brook Water
Company

11.      THE COLLINSVILLE WATER COMPANY

Incorporating The Collinsville   06/17/1901            Vol. XIII         P. 1213
Water Company

Extending the Time for           04/29/1903            Vol. XIV          P. 121
Organizing The Collinsville
Water Company

Amending the Charter of The      03/30/1909            Vol. XV           P. 639
Collinsville Water Company


12.      THE ROCKVILLE WATER AND AQUEDUCT COMPANY

Incorporating The Rockville      03/01/1893            Vol. XI           P.  27
Water and Aqueduct Company

Authorizing The Rockville        05/05/1893            Vol. XI           P. 422
Water and Aqueduct Company
to Issue Bonds

Amending the Charter of The      05/18/1893            Vol. XI           P. 511
Rockville Water and Aqueduct
Company

TITLE                            DATE OF               VOLUME OF THE     PAGE
                                 APPROVAL              COMPILED
                                                       SPECIAL LAWS
                                                       OF
                                                       CONNECTICUT
                                                       OR
                                                       CONNECTICUT
                                                       SPECIAL ACTS

Amending the Charter of The      04/17/1901            Vol. XIII         P. 705
Rockville Water and Aqueduct
Company

Amending A Resolution            05/18/1905            Vol. XIV          P. 677
Authorizing The Rockville
Water and Aqueduct Company
to Issue Bonds

An Act Authorizing the           04/19/1923            Vol. XIX          P. 138
Rockville Water and Aqueduct
Company to Issue Bonds

An Act Authorizing the           05/05/1955            Vol. XXVII        P. 138
Military Department to Enter
into an Agreement with The
Rockville Water and Aqueduct
Company Concerning the
Installation and Maintenance
of a Water Main

An Act Authorizing the City of   06/17/1957            Vol. XXVIII       P. 891
Rockville to Purchase the
Rockville Water and Aqueduct
Company

An Act Amending the Charter      06/29/1959            Vol. XXIX         P. 484
of The Rockville Water and
Aqueduct Company

13.      TERRYVILLE WATER COMPANY

Incorporating the Terryville     05/25/1893            Vol. XI           P. 568
Water Company

TITLE                            DATE OF               VOLUME OF THE     PAGE
                                 APPROVAL              COMPILED
                                                       SPECIAL LAWS
                                                       OF
                                                       CONNECTICUT
                                                       OR
                                                       CONNECTICUT
                                                       SPECIAL ACTS

Extending the Time for the       02/25/1897            Vol. XII          P. 664
Organization of the Terryville
Water Company


Authorizing the Terryville       04/14/1909            Vol. XV           P. 648
Water Company to Increase its
Capital Stock

An Act Amending the Charter      04/13/1917            Vol. XVII         P. 864
of the Terryville Water
Company

An Act Making Operative and      03/24/1921            Vol. XVIII        P. 365
Validating the Charter of the
Terryville Water Company

An Act Amending the Charter      03/24/1921            Vol. XVIII        P. 366
of the Terryville Water
Company

An Act Authorizing the           05/13/1953            Vol. XXVI         P. 852
Terryville Water Company to
Increase its Capital Stock

An Act Extending the Time        06/02/1955            Vol. XXVII        P. 203
for Accepting an Amendment
to the Charter of the Terryville
Water Company

An Act Amending the Charter      06/29/1959            Vol. XXIX         P. 548
of the Terryville Water
Company

TITLE                            DATE OF               VOLUME OF THE     PAGE
                                 APPROVAL              COMPILED
                                                       SPECIAL LAWS
                                                       OF
                                                       CONNECTICUT
                                                       OR
                                                       CONNECTICUT
                                                       SPECIAL ACTS

14.      THE THOMASTON WATER COMPANY

Incorporating The Thomaston      03/25/1879            Vol. VIII         P. 269
Water Company

An Act Authorizing The           04/13/1921            Vol. XVIII        P. 411
Thomaston Water Company to
Increase its Capital Stock

An Act Extending the Time        03/18/1927            Vol. XX           P.  34
within which The Thomaston
Water Company May Accept
an Amendment to its Charter

An Act Amending the Charter      04/09/1937            Vol. XXII         P. 613
of The Thomaston Water
Company

An Act Amending the Charter      06/29/1959            Vol. XXIX         P. 549
of The Thomaston Water
Company

15.      THE PINE KNOB WATER COMPANY

An Act Incorporating The Pine    06/03/1963            Vol. XXXI         P.  71
Knob Water Company

16.      VERNON WATER COMPANY

An Act Concerning the            06/16/1959            Vol. XXIX         P. 470
Creation of the Vernon Water
Company

TITLE                            DATE OF               VOLUME OF THE     PAGE
                                 APPROVAL              COMPILED
                                                       SPECIAL LAWS
                                                       OF
                                                       CONNECTICUT
                                                       OR
                                                       CONNECTICUT
                                                       SPECIAL ACTS

17.      THE UNIONVILLE WATER COMPANY

Incorporating the Unionville     5/25/1860             Vol. V            p. 343
Water Company

Incorporating The Unionville     03/10/1893            Vol. XI           P. 35
Water Company

An Act Amending the Charter      4/28/53               Vol. XXVI         P. 747
of the Unionville Water
Company

An Act Amending the Charter      12/20/1955            Vol. XXVII        P. 738
of The Unionville Water
Company, Providing for an
Increase of its Capital Stock

An Act Amending the Charter      05/21/1971            Vol. XXXV         P.  50
of The Unionville Water
Company Regarding the
Issuance of Bonds

18.               THE VILLAGE WATER COMPANY OF SIMSBURY

Incorporating the Village        5/15/03               Vol. XIV          P. 196
Water Company of Simsbury

An Act Amending the Charter      5/1/23                Vol. XIX          P. 154
of the Village Water Company

An Act Extending the Time        4/2/25                Vol. XIX          P. 654
Within Which the Village
Water Company of Simsbury
May Accept an Amendment to
its Charter.

TITLE                         DATE OF               VOLUME OF THE     PAGE
                              APPROVAL              COMPILED
                                                    SPECIAL LAWS
                                                    OF
                                                    CONNECTICUT
                                                    OR
                                                    CONNECTICUT
                                                    SPECIAL ACTS

19.      THE ELLINGTON WATER COMPANY

An Act Incorporating the      4/1/15                Vol. XVII         P. 90
Ellington Water Company